UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(D)
of the Securities Exchange Act of 1934

March 5, 2019
Date of report (Date of earliest event reported)
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Valeritas Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38038	46-5648907
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Route 202, Suite 600 Bridgewater, NJ (Address of principal executive offices)	08807 (Zip Code)

Registrant's telephone number, including area code (908) 927-9920 (Former name or former address, if changed since last report) ________________________

Check the appropriate box below if the Form 8‑K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12).

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b)).

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒
Item 2.02. Results of Operations and Financial Condition.

On March 5, 2019, Valeritas Holdings, Inc. (the "Company") issued a press release announcing its financial results for the quarter and year ended December 31, 2018, along with preliminary guidance for the first quarter of 2019 (described in further detail under Item 8.01 below). The Company is furnishing a copy of the press release, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information included in Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1 hereto), shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

 Item 8.01. Other Information.

On March 5, 2019, the Company announced the following preliminary guidance for the first quarter of 2019: revenue in the first quarter of 2019 is projected to be between $6.2 and $6.3 million, gross margin is expected to be between 47% and 48%, operating expense is expected to increase to between $16 and $17 million compared to $14 million in the fourth quarter due to costs related to the expansion of the Company’s sales force by approximately 50% in January of 2019, and cash, cash equivalents and investments is expected to be between $32.5 million and $33.5 million on March 31, 2019, with a projected increase in total liabilities of approximately $3 million in the first quarter of 2019 as compared to the fourth quarter of 2018.

Set forth above are certain preliminary revenue and gross profit estimates for the three months ended March 31, 2019 and the Company’s expected cash balance at March 31, 2019. These preliminary results represent the Company’s estimates only based on currently available information and do not present all necessary information for an understanding of the Company’s financial condition as of March 31, 2019 or the Company’s results of operations for the three months ended March 31, 2019. As the Company completes its quarter-end close process and finalizes its first quarter 2019 unaudited financial statements, the Company will be required to make significant judgments in a number of areas. This financial information has been prepared by and is the responsibility of the Company’s management. The Company’s independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to this preliminary data or the accounting treatment thereof and does not express an opinion or any other form of assurance with respect thereto.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

99.1	Press release dated March 5, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valeritas Holdings, Inc.

Dated: March 5, 2019                    By: s/ John E. Timberlake
Name: John E. Timberlake
Title: Chief Executive Officer